GREENLIGHT RE ANNOUNCES
FIRST QUARTER 2022 FINANCIAL RESULTS

Net loss for the quarter of $5.7 million
Fully diluted book value per share decreased 2.4% in the quarter to $13.65

GRAND CAYMAN, Cayman Islands - May 3, 2022 - Greenlight Capital Re, Ltd. (NASDAQ: GLRE) (“Greenlight Re” or the “Company”) today reported its financial results for the three months ended March 31, 2022. The results included:

•A net loss of $5.7 million, or $0.17 per share, compared to net income of $6.5 million, or $0.19 per share, in the first quarter of 2021;
•A combined ratio of 106.2%, compared to a combined ratio of 101.5% in the first quarter of 2021;
•Total investment income of $7.7 million, compared to total investment income of $18.7 million in the first quarter of 2021; and
•A decrease in fully diluted book value per share of $0.34, or 2.4%, to $13.65.

The following summarizes the Company’s underwriting results for the first quarter of 2022 and 2021:

	Three months ended March 31
	2022	2021
	($ in thousands)
Gross premiums written	145,886	169,935
Net premiums earned	125,925	135,396
Underwriting income (loss)	(7,682)	(1,990)
Combined ratio	106.2%	101.5%

Simon Burton, Chief Executive Officer of Greenlight Re, stated, “In April, we continued to make progress in growing our operations with the launch of Greenlight Innovation Syndicate 3456. Our first quarter results were impacted by exposure to the Russian-Ukrainian conflict from our growing short-tailed specialty book that is otherwise well-positioned in the improving underwriting environment.”

David Einhorn, Chairman of the Board of Directors, said, “We generated a 1.7% investment return from the Solasglas fund in the first quarter and are well-positioned for the inflationary headwinds affecting the economy. We are maintaining a cautious view to the equity markets, as it appears likely that the 13 year-old bull market has come to an end.”

Underwriting and Investment Results

Gross premiums written in the first quarter of 2022 were $145.9 million, compared to $169.9 million in the first quarter of 2021. This decrease relates primarily to motor and workers’ compensation contracts on which the Company elected to reduce or non-renew its participation. This decrease was partially offset by growth in specialty, general liability, and multiline business, including premium generated by the Company’s Innovations partners.

Net premiums earned were $125.9 million during the first quarter of 2022, a decrease from $135.4 million in the comparable 2021 period.

The Company recognized a net underwriting loss of $7.7 million in the first quarter of 2022, driven primarily by the Russian-Ukrainian conflict, and to a lesser degree, by wildfires in Tennessee. The Russian-Ukrainian conflict contributed $13.6 million, or 10.8%, to the combined ratio. During the comparable 2021 period, the Company incurred an underwriting loss of $2.0 million, primarily due to losses from Winter Storm Uri.

The Company’s total investment income during the first quarter of 2022 was $7.7 million. The Company’s Investment Portfolio, managed by DME Advisors, returned 1.7%, representing a $4.1 million gain from the Solasglas fund. The Company reported $3.7 million of other investment income, primarily from its Innovations investments.

Greenlight Capital Re, Ltd. First Quarter 2022 Earnings Call

Greenlight Re will host a live conference call to discuss its financial results on Wednesday, May 4, 2022, at 9:00 a.m. Eastern Time. Dial-in details:

U.S. toll free             1-844-274-4096
International            1-412-317-5608

Telephone participants may avoid any delays by pre-registering for the call using the following link to receive a unique dial-in number and PIN.

Conference Call registration link: https://dpregister.com/sreg/10166452/f27abb3b6c

The conference call can also be accessed via webcast at:

https://services.choruscall.com/mediaframe/webcast.html?webcastid=BvrBWenf

A telephone replay of the call will be available from 11:00 a.m. Eastern time on May 4, 2022, until 9:00 a.m. Eastern time on May 11, 2022. The replay of the call may be accessed by dialing 1-877-344-7529 (U.S. toll-free) or 1-412-317-0088 (international), access code 9155151. An audio file of the call will also be available on the Company’s website, www.greenlightre.com.

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Non-GAAP Financial Measures
In presenting the Company’s results, management has included financial measures that are not calculated under standards or rules that comprise accounting principles generally accepted in the United States (GAAP). Such measures, including basic book value per share, fully diluted book value per share, and net underwriting income (loss), are referred to as non-GAAP measures. These non-GAAP measures may be defined or calculated differently by other companies. Management believes these measures allow for a more thorough understanding of the underlying business. These measures are used to monitor our results and should not be viewed as a substitute for those determined in accordance with GAAP. Reconciliations of such measures to the most comparable GAAP figures are included in the attached financial information in accordance with Regulation G.

Forward-Looking Statements
This news release contains forward-looking statements within the meaning of the U.S. federal securities laws. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in the U.S. Federal securities laws. These statements involve risks and uncertainties that could cause actual results to differ materially from those contained in forward-looking statements made on the Company’s behalf. These risks and uncertainties include the impact of general economic conditions and conditions affecting the insurance and reinsurance industry, the adequacy of our reserves, our ability to assess underwriting risk, trends in rates for property and casualty insurance and reinsurance, competition, investment market fluctuations, trends in insured and paid losses, catastrophes, regulatory and legal uncertainties and other factors described in our Form 10-K filed with the Securities Exchange Commission on March 8, 2022. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as provided by law.

About Greenlight Capital Re, Ltd.
Greenlight Re (www.greenlightre.com) provides multiline property and casualty insurance and reinsurance through its licensed and regulated reinsurance entities in the Cayman Islands and Ireland, and its Lloyd’s platform, Greenlight Innovation Syndicate 3456. The Company complements its underwriting activities with a non-traditional investment approach designed to achieve higher rates of return over the long term than reinsurance companies that exclusively employ more traditional investment strategies. In 2018, the Company launched its Greenlight Re Innovations unit, which supports technology innovators in the (re)insurance space by providing investment, risk capacity, and access to a broad insurance network.

Contact:
Investor Relations:
Karin Daly
The Equity Group Inc.
(212) 836-9623
IR@greenlightre.ky

GREENLIGHT CAPITAL RE, LTD.
CONDENSED CONSOLIDATED BALANCE SHEETS
UNAUDITED

(expressed in thousands of U.S. dollars, except per share and share amounts)

	March 31, 2022	December 31, 2021
Assets
Investments
Investment in related party investment fund	$151,010	$183,591
Other investments	54,647	47,384
Total investments	205,657	230,975
Cash and cash equivalents	31,327	76,307
Restricted cash and cash equivalents	701,412	634,794
Reinsurance balances receivable (net of allowance for expected credit losses)	441,645	405,365
Loss and loss adjustment expenses recoverable (net of allowance for expected credit losses)	11,369	11,100
Deferred acquisition costs	66,378	63,026
Unearned premiums ceded	4,878	42
Other assets	5,882	5,885
Total assets	$1,468,548	$1,427,494
Liabilities and equity
Liabilities
Loss and loss adjustment expense reserves	$549,141	$524,010
Unearned premium reserves	246,130	227,584
Reinsurance balances payable	95,692	91,224
Funds withheld	3,929	3,792
Other liabilities	5,503	7,164
Convertible senior notes payable	99,746	98,057
Total liabilities	1,000,141	951,831
Shareholders' equity
Ordinary share capital (Class A: par value $0.10; authorized, 100,000,000; issued and outstanding, 28,466,516 (2021: 27,589,731): Class B: par value $0.10; authorized, 25,000,000; issued and outstanding, 6,254,715 (2021: 6,254,715))	$3,472	$3,384
Additional paid-in capital	474,805	481,784
Retained earnings (deficit)	(9,870)	(9,505)
Total shareholders' equity	468,407	475,663
Total liabilities and equity	$1,468,548	$1,427,494

GREENLIGHT CAPITAL RE, LTD.
CONDENSED CONSOLIDATED RESULTS OF OPERATIONS
UNAUDITED

(expressed in thousands of U.S. dollars, except percentages and per share amounts)

	Three months ended March 31
	2022	2021
Underwriting revenue
Gross premiums written	$145,886	$169,935
Gross premiums ceded	(6,009)	55
Net premiums written	139,877	169,990
Change in net unearned premium reserves	(13,952)	(34,594)
Net premiums earned	$125,925	$135,396
Underwriting related expenses
Net loss and loss adjustment expenses incurred
Current year	$95,082	$97,861
Prior year	2,325	(140)
Net loss and loss adjustment expenses incurred	97,407	97,721
Acquisition costs	32,945	33,381
Underwriting expenses	3,221	3,337
Deposit accounting and other reinsurance expense (income)	34	2,947
Net underwriting income (loss)	$(7,682)	$(1,990)

Income (loss) from investment in related party investment fund	$4,077	$4,024
Net investment income (loss)	3,660	14,650
Total investment income (loss)	$7,737	$18,674
Net underwriting and investment income (loss)	$55	$16,684

Corporate expenses	$4,011	$4,204
Other (income) expense, net	633	703
Interest expense	1,154	1,544
Income tax expense (benefit)	(16)	3,734
Net income (loss)	$(5,727)	$6,499

Earnings (loss) per share
Basic	$(0.17)	$0.19
Diluted	$(0.17)	$0.19

Underwriting ratios
Loss ratio - current year	75.6%	72.3%
Loss ratio - prior year	1.8%	(0.1)%
Loss ratio	77.4%	72.2%
Acquisition cost ratio	26.2%	24.7%
Composite ratio	103.6%	96.9%
Underwriting expense ratio	2.6%	4.6%
Combined ratio	106.2%	101.5%

The following tables present the Company’s underwriting ratios by line of business:

	Three months ended March 31				Three months ended March 31
	2022				2021
	Property	Casualty	Other	Total	Property	Casualty	Other	Total

Loss ratio	67.0%	68.2%	107.0%	77.4%	80.4%	73.7%	65.0%	72.2%
Acquisition cost ratio	23.1	26.2	27.6	26.2	19.8	25.0	25.7	24.7
Composite ratio	90.1%	94.4%	134.6%	103.6%	100.2%	98.7%	90.7%	96.9%
Underwriting expense ratio				2.6				4.6
Combined ratio				106.2%				101.5%

GREENLIGHT CAPITAL RE, LTD.
KEY FINANCIAL AND NON-GAAP MEASURES

Management uses certain key financial measures, some of which are not prescribed under U.S. GAAP rules and standards (“non-GAAP financial measures”), to evaluate our financial performance, financial position, and the change in shareholder value. Generally, a non-GAAP financial measure, as defined in SEC Regulation G, is a numerical measure of a company’s historical or future financial performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented under U.S. GAAP. We believe that these measures, which may be calculated or defined differently by other companies, provide consistent and comparable metrics of our business performance to help shareholders understand performance trends and facilitate a more thorough understanding of the Company’s business. Non-GAAP financial measures should not be viewed as substitutes for those determined under U.S. GAAP.

The key non-GAAP financial measures used in this report are:
•Basic book value per share and fully diluted book value per share; and
•Net underwriting income (loss)

These non-GAAP measures are described below.

Basic Book Value Per Share and Fully Diluted Book Value Per Share

We believe that long-term growth in fully diluted book value per share is the most relevant measure of our financial performance because it provides management and investors a yardstick to monitor the shareholder value generated. Fully diluted book value per share may also help our investors, shareholders, and other interested parties form a basis of comparison with other companies within the property and casualty reinsurance industry. Basic book value per share and fully diluted book value per share should not be viewed as substitutes for the comparable U.S. GAAP measures.

We calculate basic book value per share as (a) ending shareholders' equity, divided by (b) aggregate of Class A and Class B Ordinary shares issued and outstanding, including all unvested service-based restricted shares, and the earned portion of performance-based restricted shares granted after December 31, 2021.

Fully diluted book value per share represents basic book value per share combined with any dilutive impact of in-the-money stock options, unvested service-based RSUs, and the earned portion of unvested performance-based RSUs granted. Fully diluted book value per share also includes the dilutive effect, if any, of ordinary shares expected to be issued upon settlement of the convertible notes.

Our primary financial goal is to increase adjusted fully diluted book value per share over the long term. We use fully diluted book value per share as a financial measure in our annual incentive compensation.

The following table presents a reconciliation of the non-GAAP financial measures basic and fully diluted book value per share to the most comparable U.S. GAAP measure:

	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021
	($ in thousands, except per share and share amounts)
Numerator for basic and fully diluted book value per share:
Total equity (U.S. GAAP) (numerator for basic and fully diluted book value per share)	$468,407	$475,663	$450,514	$466,826	$472,119
Denominator for basic and fully diluted book value per share: (1)
Ordinary shares issued and outstanding as presented in the Company’s condensed consolidated balance sheets	34,721,231	33,844,446	33,844,446	34,171,068	34,850,528
Less: Unearned performance-based restricted shares granted after December 31, 2021	(581,593)	—	—	—	—
Denominator for basic book value per share	34,139,638	33,844,446	33,844,446	34,171,068	34,850,528
Add: In-the-money stock options, service-based RSUs granted, and earned performance-based RSUs granted	176,379	154,134	154,134	154,134	154,134
Denominator for fully diluted book value per share	34,316,017	33,998,580	33,998,580	34,325,202	35,004,662
Basic book value per share	$13.72	$14.05	$13.31	$13.66	$13.55
Increase (decrease) in basic book value per share ($)	$(0.33)	$0.58	$(0.35)	$0.11	$0.08
Increase (decrease) in basic book value per share (%)	(2.3)%	4.3%	(2.6)%	0.8%	0.6%

Fully diluted book value per share	$13.65	$13.99	$13.25	$13.60	$13.49
Increase (decrease) in fully diluted book value per share ($)	$(0.34)	$0.57	$(0.35)	$0.11	$0.07
Increase (decrease) in fully diluted book value per share (%)	(2.4)%	4.2%	(2.6)%	0.8%	0.5%

(1) For periods prior to March 31, 2022, all unvested restricted shares are included in the “basic” and “fully diluted” denominators. Restricted shares with performance-based vesting conditions granted after December 31, 2021 are included in the “basic” and “fully diluted” denominators to the extent that the Company has recognized the corresponding share-based compensation expense. At March 31, 2022, the aggregate number of unearned restricted shares with performance conditions was 774,742 (December 31, 2021: 193,149, September 30, 2021: 193,149, June 30, 2021: 193,149, March 31, 2021: 193,149).

Net Underwriting Income (Loss)

One way that we evaluate the Company’s underwriting performance is by measuring net underwriting income (loss). We do not use premiums written as a measure of performance. Net underwriting income (loss) is a performance measure used by management to evaluate the fundamentals underlying the Company’s underwriting operations. We believe that the use of net underwriting income (loss) enables investors and other users of the Company’s financial information to analyze our performance in a manner similar to how management analyzes performance. Management also believes that this measure follows industry practice and allows the users of financial information to compare the Company’s performance with that of our industry peer group.

Net underwriting income (loss) is considered a non-GAAP financial measure because it excludes items used to calculate net income before taxes under U.S. GAAP. We calculate net underwriting income (loss) as net premiums earned, plus other income relating to reinsurance and deposit-accounted contracts, less deposit interest expense, less net loss and loss adjustment expenses, acquisition costs, and underwriting expenses. The measure excludes, on a recurring basis: (1) investment income (loss); (2) other income (expense) not related to underwriting, including foreign exchange gains or losses and adjustments to the allowance for expected credit losses; (3) corporate general and administrative expenses; and (4) interest expense. We exclude total investment income or loss, foreign exchange gains or losses, and expected credit losses as we believe these items are influenced by market conditions and other factors not related to underwriting decisions. We exclude corporate and interest expenses because these costs are generally fixed and not incremental to or directly related to our underwriting operations. We believe all of these amounts are largely independent of our underwriting process, and including them could hinder the analysis of trends in our underwriting operations. Net underwriting income (loss) should not be viewed as a substitute for U.S. GAAP net income before income taxes.

The reconciliations of net underwriting income (loss) to income (loss) before income taxes (the most directly comparable U.S. GAAP financial measure) on a consolidated basis are shown below:

	Three months ended March 31
	2022	2021
	($ in thousands)
Income (loss) before income tax	$(5,743)	$10,233
Add (subtract):
Total investment (income) loss	(7,737)	(18,674)
Other non-underwriting (income) expense	633	703
Corporate expenses	4,011	4,204
Interest expense	1,154	1,544
Net underwriting income (loss)	$(7,682)	$(1,990)